Exhibit 99.1

Financial News Release

Advanced Energy Reports Fourth Quarter and Full Year 2023 Results

●	Q4 revenue was $405 million, in line with the mid-point of guidance
●	Q4 GAAP EPS from continuing operations was $1.01; Q4 Non-GAAP EPS was $1.24, above the mid-point of guidance
●	2023 revenue was $1.66 billion, with sales in the Industrial and Medical market growing 11% to a record $474 million
●	2023 GAAP EPS from continuing operations was $3.46; 2023 Non-GAAP EPS was $4.88
●	2023 cash flow from continuing operations was a record $213 million

DENVER, Colo., February 6, 2024 - Advanced Energy Industries, Inc. (Nasdaq: AEIS), a global leader in highly engineered, precision power conversion, measurement, and control solutions, today announced financial results for the fourth quarter and year ended December 31, 2023.

“Fourth quarter earnings were above the mid-point of guidance, and we delivered record operating cash flow. Our full year results included record Industrial and Medical revenue, partially offsetting corrections in the semiconductor market,” said Steve Kelley, president and CEO of Advanced Energy. “While we see a sluggish market environment in the near-term, we expect demand to strengthen as the year progresses. With strong customer interest in our next-generation platforms and a solid design win pipeline, Advanced Energy is well positioned for strong earnings growth as the market recovers.”

Quarter Results

Revenue was $405.3 million in the fourth quarter of 2023, compared with $410.0 million in the third quarter of 2023 and $490.7 million in the fourth quarter of 2022.

GAAP net income from continuing operations was $37.9 million or $1.01 per diluted share in the quarter, compared with $33.7 million or $0.89 per diluted share in the prior quarter, and $45.3 million or $1.20 per diluted share a year ago. GAAP net income included a restructuring and impairment charge of $18.1 million as part of the factory and cost optimization plan and a tax benefit of $25.6 million as a result of the release of a deferred tax asset valuation allowance.

Non-GAAP net income was $46.7 million or $1.24 per diluted share in the fourth quarter of 2023. This compares with $48.5 million or $1.28 per diluted share in the third quarter of 2023, and $64.2 million or $1.70 per diluted share in the fourth quarter of 2022.

Advanced Energy generated a record $84.7 million in cash flow from continuing operations during the quarter and paid $3.8 million in quarterly dividends.

Full Year 2023 Results

2023 revenue was $1.66 billion, a 10% decrease from $1.85 billion in 2022.

GAAP net income from continuing operations was $130.7 million or $3.46 per diluted share in 2023, compared with $201.9 million or $5.35 per diluted share in 2022.

The company generated $213 million in cash flow from operating activities from continuing operations in 2023, repurchased $40.0 million of common stock and paid $15.2 million in dividends. Cash and equivalents at year end were $1.0 billion.

Also in 2023, Advanced Energy completed a private offering of $575 million aggregate principal amount of 2.50% Convertible Senior Notes due 2028.

Non-GAAP net income was $184.0 million or $4.88 per diluted share in 2023. This compares with $244.8 million or $6.49 per diluted share in 2022.

A reconciliation of GAAP and non-GAAP measures is provided in the tables below.

First Quarter 2024 Guidance

Based on the Company’s current view, beliefs, and assumptions, guidance is within the following ranges:

Q4 2023
Revenue	$350 million +/- $15 million
GAAP EPS from continuing operations	$0.29 +/- $0.20
Non-GAAP EPS	$0.70 +/- $0.20

Conference Call

Management will host a conference call today, February 6, 2024, at 2:30 p.m. Eastern Time to discuss the third quarter financial results. To participate in the live earnings conference call, please dial 877-407-0890 approximately ten minutes prior to the start of the meeting and an operator will connect you. International participants can dial +1-201-389-0918. A webcast will also be available on our investor web page at ir.advancedenergy.com in the Events & Presentations section. The archived webcast will be available approximately two hours following the end of the live event.

About Advanced Energy

Advanced Energy Industries, Inc. (Nasdaq: AEIS) is a global leader in the design and manufacture of highly engineered, precision power conversion, measurement and control solutions for mission-critical applications and processes. Advanced Energy’s power solutions enable customer innovation in complex applications for a wide range of industries including semiconductor equipment, industrial production, medical and life sciences, data center computing, networking, and telecommunications.

With engineering know-how and responsive service and support for customers around the globe, the company builds collaborative partnerships to meet technology advances, propels growth of its customers and innovates the future of power. Advanced Energy has devoted four decades to perfecting power. It is headquartered in Denver, Colorado, USA. For more information, visit www.advancedenergy.com.

Advanced Energy | Precision. Power. Performance. Trust.

For more information, contact:

Andrew Huang

Advanced Energy Industries, Inc.

970-407-6555

ir@aei.com

Non-GAAP Measures

This release includes GAAP and non-GAAP income and per-share earnings data and other GAAP and non-GAAP financial information. The non-GAAP results presented below exclude the impact of non-cash related charges, such as stock-based compensation, amortization of intangible assets, and long-term unrealized foreign exchange gains and losses. In addition, we exclude discontinued operations and other non-recurring items such as acquisition-related costs, facility expansion and related costs, restructuring, asset impairments, and other charges, as they are not indicative of future performance. The tax effect of our non-GAAP adjustments represents the anticipated annual tax rate applied to each non-GAAP adjustment after consideration of their respective book and tax treatments. In addition, the tax effect also includes a discrete tax benefit associated with the release of a portion of our deferred tax asset valuation allowance.

The non-GAAP measures included in this release are not in accordance with, or an alternative for, similar measures calculated under generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. We believe that these non-GAAP measures provide useful information to management and investors to evaluate business performance without the impacts of certain non-cash charges, non-economic foreign currency remeasurements, and other cash charges which are not part of our usual operations. We use these non-GAAP measures to assess performance against business objectives, make business decisions, develop budgets, forecast future periods, assess trends, and evaluate financial impacts of various scenarios. In addition, management’s incentive plans include these non-GAAP measures as criteria for achievements. Additionally, we believe that these non-GAAP measures, in combination with its financial results calculated in accordance with GAAP, provide investors with additional perspective. To gain a complete picture of all effects on our financial results from any and all events, management does (and investors should) rely upon the GAAP measures as well, as the items excluded from non-GAAP measures may contribute to not accurately reflecting the underlying performance of the company’s continuing operations for the period in which they are incurred. Furthermore, the use of non-GAAP measures has limitations in that such measures do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP, and these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures.

Forward-Looking Statements

This release and statements we make on the above announced conference call contain, in addition to historical information, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this report that are not historical information are forward-looking statements. For example, statements relating to our beliefs, expectations and plans are forward-looking statements, as are statements that certain actions, conditions, or circumstances will continue. The inclusion of words such as "anticipate," "expect," "estimate," "can," "may," "might," "continue," "enables," "plan," "intend," "should," "could," "would," "likely," "potential," or "believe," as well as statements that events or circumstances "will" occur or continue, indicate forward-looking statements. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to: (a) supply chain disruptions and component shortages that may impact our ability to timely manufacture products and deliver to customers; (b) the effects of global macroeconomic conditions upon demand for our products and services, including supply chain cost increases, inflationary pressures, economic downturns, and volatility and cyclicality of the industries we serve; (c) the impact of political and geographical risks, including trade and export regulations, other effects of international disputes, war, terrorism, or geopolitical tensions; (d) managing backlog orders; (e) our ability to develop new products expeditiously and be successful in the design win process; (f) delays in capital spending by end-users in our served markets; (g) the risks and uncertainties related to the integration of acquired companies including SL Power Electronics; (h) the continuing spread of COVID-19 and its potential adverse impact on our operations; (i) our ability to avoid additional costs and lawsuits after the solar inverter wind-down; (j) the accuracy of our assumptions on which our financial statement projections are based; (k) the timing of orders received from customers; (l) our ability to realize benefits from cost improvement efforts including avoided costs, restructuring plans and inorganic growth; (m) unanticipated changes to management’s estimates, reserves or allowances; and (n) changes and adjustments to the tax expense and benefits related to the U.S. tax law changes, any of which could negatively impact our customers’ and our presence, operations, and financial results. These and other risks are described in Advanced Energy’s Form 10-K, Forms 10-Q and other reports and statements filed with the Securities and Exchange Commission (the “SEC”). These reports and statements are available on the SEC’s website at www.sec.gov. Copies may also be obtained from Advanced Energy’s investor relations page at ir.advancedenergy.com or by contacting Advanced Energy’s investor relations at 970-407-6555. Forward-looking statements are made and based on information available to us on the date of this press release. Aspirational goals and targets discussed on the conference call or in the presentation materials should not be interpreted in any respect as guidance. We assume no obligation to update the information in this press release.

ADVANCED ENERGY INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2023	2022	2023	2023	2022
Revenue, net	$405,271	$490,740	$409,991	$1,655,810	$1,845,422
Cost of revenue	262,405	312,926	262,650	1,063,412	1,169,916
Gross profit	142,866	177,814	147,341	592,398	675,506
Gross margin %	35.3%	36.2%	35.9%	35.8%	36.6%

Operating expenses:
Research and development	49,025	49,637	50,391	202,439	191,020
Selling, general, and administrative	54,932	57,407	55,131	221,034	218,463
Amortization of intangible assets	7,068	7,033	7,049	28,254	26,114
Restructuring, asset impairments, and other charges	18,071	5,636	4,709	26,977	6,814
Total operating expenses	129,096	119,713	117,280	478,704	442,411
Operating income	13,770	58,101	30,061	113,694	233,095

Interest income	12,810	2,656	6,396	27,092	4,147
Interest expense	(7,198)	(2,442)	(3,780)	(16,566)	(7,325)
Other income (expense), net	(3,184)	(2,915)	1,848	(1,759)	11,824
Income from continuing operations, before income tax	16,198	55,400	34,525	122,461	241,741
Income tax provision (benefit)	(21,693)	10,055	874	(8,288)	39,850
Income from continuing operations	37,891	45,345	33,651	130,749	201,891
Loss from discontinued operations, net of income tax	(389)	(1,600)	(930)	(2,465)	(2,215)
Net income	37,502	43,745	32,721	128,284	199,676
Income from continuing operations attributable to noncontrolling interest	—	—	—	—	16
Net income attributable to Advanced Energy Industries, Inc.	$37,502	$43,745	$32,721	$128,284	$199,660

Basic weighted-average common shares outstanding	37,297	37,405	37,575	37,480	37,463
Diluted weighted-average common shares outstanding	37,585	37,683	37,854	37,750	37,721

Earnings per share attributable to Advanced Energy Industries, Inc:

Continuing operations:
Basic earnings per share	$1.02	$1.21	$0.90	$3.49	$5.39
Diluted earnings per share	$1.01	$1.20	$0.89	$3.46	$5.35

Discontinued operations:
Basic loss per share	$(0.01)	$(0.04)	$(0.02)	$(0.07)	$(0.06)
Diluted loss per share	$(0.01)	$(0.04)	$(0.02)	$(0.07)	$(0.06)

Net income:
Basic earnings per share	$1.01	$1.17	$0.87	$3.42	$5.33
Diluted earnings per share	$1.00	$1.16	$0.86	$3.40	$5.29

ADVANCED ENERGY INDUSTRIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)

	December 31,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$1,044,556	$458,818
Accounts and other receivables, net	282,430	300,683
Inventories	336,137	376,012
Other current assets	48,771	53,001
Total current assets	1,711,894	1,188,514

Property and equipment, net	167,665	148,462
Operating lease right-of-use assets	95,432	100,177
Other assets	136,448	84,056
Goodwill and intangible assets, net	445,318	470,959
Total assets	$2,556,757	$1,992,168

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$141,850	$170,467
Other accrued expenses	156,254	185,805
Current portion of long-term debt	20,000	20,000
Current portion of operating lease liabilities	17,744	16,771
Total current liabilities	335,848	393,043

Long-term debt	895,679	353,262
Other long-term liabilities	181,048	179,596
Long-term liabilities	1,076,727	532,858

Total liabilities	1,412,575	925,901

Total stockholders' equity	1,144,182	1,066,267
Total liabilities and stockholders’ equity	$2,556,757	$1,992,168

ADVANCED ENERGY INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

(in thousands)

	Year Ended December 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$128,284	$199,676
Less: loss from discontinued operations, net of income tax	(2,465)	(2,215)
Income from continuing operations, net of income tax	130,749	201,891

Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	66,533	60,296
Stock-based compensation	31,001	19,849
Deferred income tax benefit	(33,940)	(5,736)
Loss (gain) on disposal and sale of assets	439	(3,962)
Changes in operating assets and liabilities, net of assets acquired	18,143	(88,607)
Net cash from operating activities from continuing operations	212,925	183,731
Net cash from operating activities from discontinued operations	(3,988)	(144)
Net cash from operating activities	208,937	183,587

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of long-term investments	(3,746)	—
Purchases of property and equipment	(61,005)	(58,885)
Acquisitions, net of cash acquired	—	(149,387)
Net cash from investing activities	(64,751)	(208,272)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term borrowings	575,000	—
Payment of fees for long-term borrowings	(13,880)	—
Payments on long-term borrowings	(20,000)	(20,000)
Dividend payments	(15,222)	(15,204)
Payment for purchase of note hedges	(115,000)	—
Proceeds from sale of warrants	74,865	—
Purchase and retirement of common stock	(40,000)	(26,635)
Net payments related to stock-based awards	(79)	(26)
Net cash from financing activities	445,684	(61,865)

EFFECT OF CURRENCY TRANSLATION ON CASH	(4,132)	996

NET CHANGE IN CASH AND CASH EQUIVALENTS	585,738	(85,554)
CASH AND CASH EQUIVALENTS, beginning of period	458,818	544,372
CASH AND CASH EQUIVALENTS, end of period	$1,044,556	$458,818

ADVANCED ENERGY INDUSTRIES, INC.

SUPPLEMENTAL INFORMATION (UNAUDITED)

(in thousands)

Net Revenue by Market	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2023	2022	2023	2023	2022
Semiconductor Equipment	$191,375	$232,455	$185,033	$743,794	$930,809
Industrial and Medical	108,600	119,327	115,226	474,449	426,763
Data Center Computing	62,853	94,525	68,286	249,874	327,466
Telecom and Networking	42,443	44,433	41,446	187,693	160,384
Total	$405,271	$490,740	$409,991	$1,655,810	$1,845,422

Net Revenue by Geographic Region	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2023	2022	2023	2023	2022
North America	$187,240	$230,461	$184,783	$724,481	$857,490
Asia	169,700	197,368	178,190	713,571	754,997
Europe	47,501	61,146	46,088	212,368	219,119
Other	830	1,765	930	5,390	13,816
Total	$405,271	$490,740	$409,991	$1,655,810	$1,845,422

ADVANCED ENERGY INDUSTRIES, INC.

SELECTED OTHER DATA (UNAUDITED)

(in thousands)

Reconciliation of Non-GAAP measure - operating expenses and operating income, excluding certain items	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2023	2022	2023	2023	2022
Gross profit from continuing operations, as reported	$142,866	$177,814	$147,341	$592,398	$675,506
Adjustments to gross profit:
Stock-based compensation	472	391	615	2,059	1,478
Facility expansion, relocation costs and other	1,146	1,162	171	2,334	5,295
Acquisition-related costs	44	73	44	238	(299)
Non-GAAP gross profit	144,528	179,440	148,171	597,029	681,980
Non-GAAP gross margin	35.7%	36.6%	36.1%	36.1%	37.0%

Operating expenses from continuing operations, as reported	129,096	119,713	117,280	478,704	442,411
Adjustments:
Amortization of intangible assets	(7,068)	(7,033)	(7,049)	(28,254)	(26,114)
Stock-based compensation	(7,716)	(4,450)	(7,460)	(28,942)	(18,371)
Acquisition-related costs	(1,372)	(1,660)	(611)	(4,026)	(8,637)
Facility expansion, relocation costs and other	—	—	(189)	(189)	—
Restructuring, asset impairments, and other charges	(18,071)	(5,636)	(4,709)	(26,977)	(6,814)
Non-GAAP operating expenses	94,869	100,934	97,262	390,316	382,475
Non-GAAP operating income	$49,659	$78,506	$50,909	$206,713	$299,505
Non-GAAP operating margin	12.3%	16.0%	12.4%	12.5%	16.2%

Reconciliation of Non-GAAP measure - income excluding certain items	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2023	2022	2023	2023	2022
Income from continuing operations, less non-controlling interest, net of income tax	$37,891	$45,345	$33,651	$130,749	$201,875
Adjustments:
Amortization of intangible assets	7,068	7,033	7,049	28,254	26,114
Acquisition-related costs	1,416	1,733	655	4,264	8,338
Facility expansion, relocation costs, and other	1,146	1,162	360	2,523	5,295
Restructuring, asset impairments, and other charges	18,071	5,636	4,709	26,977	6,814
Unrealized foreign currency gain	2,728	5,378	(1,604)	(89)	(7,645)
Acquisition-related costs and other included in other income (expense), net	—	(3,817)	(1,516)	(1,516)	(8,417)
Tax effect of non-GAAP adjustments, including certain discrete tax benefits	(28,030)	(2,042)	(1,101)	(31,303)	(3,008)
Non-GAAP income, net of income tax, excluding stock-based compensation	40,290	60,428	42,203	159,859	229,366
Stock-based compensation, net of tax	6,387	3,776	6,299	24,181	15,444
Non-GAAP income, net of income tax	$46,677	$64,204	$48,502	$184,040	$244,810

ADVANCED ENERGY INDUSTRIES, INC.

SELECTED OTHER DATA (UNAUDITED)

Reconciliation of non-GAAP measure - per share earnings excluding certain items	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2023	2022	2023	2023	2022
Diluted earnings per share from continuing operations, as reported	$1.01	$1.20	$0.89	$3.46	$5.35
Add back:
Per share impact of non-GAAP adjustments, net of tax	0.23	0.50	0.39	1.42	1.14
Non-GAAP earnings per share	$1.24	$1.70	$1.28	$4.88	$6.49

Reconciliation of Q1 2024 Guidance
	Low End	High End

Revenue	$335 million	$365 million

Reconciliation of non-GAAP earnings per share
GAAP earnings per share	$0.09	$0.49
Stock-based compensation	0.24	0.24
Amortization of intangible assets	0.19	0.19
Restructuring, asset impairments, and other charges	0.06	0.06
Tax effects of excluded items	(0.08)	(0.08)
Non-GAAP earnings per share	$0.50	$0.90